Schedule 14A
                               (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934


Filed by the Registrant    [X]

Filed by a Party other than the Registrant    [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement    [ ] Confidential, For Use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement     [ ] Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


-------------------------------------------------------------------------------


                            FLANDERS CORPORATION

              (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:


(4) Date Filed:

[Flanders Logo]


                                        December 5, 2001



Dear Shareholders:

You are cordially invited to attend the annual meeting of the shareholders of Flanders Corporation (the "Company") to be held at 2399 26th Avenue North, Saint Petersburg, Florida 33713 on December 28, 2001, at 10:00 a.m. local time. The purposes of the annual meeting are:

        1. To elect five directors of the Company;

        2. To transact any other business that may properly be presented at the annual meeting.

If you were a shareholder of record at the close of business on December 3, 2001, you may vote at the annual meeting. The foregoing items of business are more fully described in the proxy statement attached to this notice.

Whether or not you expect to attend the annual meeting, and regardless of the number of shares you own, we urge you to read the attached proxy statement and to promptly date, sign and mail the enclosed proxy card in the envelope provided.

                                        Sincerely,



                                        Robert R. Amerson
                                        President and Chief Executive Officer

                              FLANDERS CORPORATION
            2399 26th Avenue North, Saint Petersburg, Florida  33713

                     ____________________________________

                                   NOTICE OF
                        ANNUAL MEETING OF SHAREHOLDERS

                     ____________________________________


The annual meeting of the shareholders of Flanders Corporation will be held at 2399 26th Avenue North, Saint Petersburg, Florida 33713, on December 28, 2001, at 10:00 a.m. local time. At the annual meeting, you will be asked to:

        1. Elect five directors of the Company;

        2. Transact any other business that may properly be presented at the annual meeting.

If you were a shareholder of record at the close of business on December 3, 2001, you may vote at the annual meeting and at any postponements or adjournments thereof.

You are cordially invited to attend the annual meeting. Your vote is important. If you plan to attend the annual meeting, please notify me so that I can prepare identification for you. Whether you plan to attend or not, please mark, sign, date and promptly return the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use.


Debra E. Hill
Corporate Secretary

December 5, 2001

                             FLANDERS CORPORATION
                            2399 26th Avenue North
                       Saint Petersburg, Florida 33713

                     ____________________________________

                               PROXY STATEMENT

                     ____________________________________



GENERAL

Flanders Corporation, a North Carolina corporation (the "Company"), is soliciting this proxy on behalf of its Board of Directors for use at the 2001 annual meeting of shareholders to be held on Friday, December 28, 2001, at 10:00 a.m. local time, at 2399 26th Avenue North, Saint Petersburg, Florida, 33713, and at any adjournments thereof. This proxy statement, the proxy card, and the Company's 2000 Annual Report on Form 10-K will be mailed to shareholders beginning on or about December 5, 2001.


VOTING PROCEDURES

Record holders of shares of the Company's common stock, par value $.001 per share, at the close of business on December 3, 2001 may vote at the meeting. Each shareholder has one vote for each share of common stock the shareholder owns. At the close of business on December 3, 2001, there were 26,033,153 shares of common stock outstanding and entitled to vote at the meeting.

Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the meeting who will also determine whether or not a quorum is present. The Company's bylaws provide that the holders of a majority of the issued and outstanding shares of the Company entitled to vote, represented in person or by proxy, constitute a quorum at any shareholders' meeting. Abstentions and broker non- votes are counted as present for establishing a quorum but as unvoted for determining the approval of any matter submitted to the shareholders for a vote. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so.

You may revoke your proxy by filing a written notice of revocation with the Company. You may also revoke your proxy by (1) filing a new proxy bearing a later date with the Company, or (2) by attending the meeting and voting in person.

Your shares will be voted as you direct on your signed proxy card. If you do not specify on your proxy card how you want to vote your shares, we will vote signed returned proxies "for " the Board's nominees. The Company does not know of any other business that may be presented at the annual meeting. If a proposal other than the one listed in the Notice is presented at the annual meeting, your signed proxy card gives authority to Robert R. Amerson and Steven K. Clark to vote your shares on such matters in their discretion.

PROPOSAL ONE -- ELECTION OF DIRECTORS

General

The Board of Directors currently consists of five directors and the Board has nominated five directors for election at the 2001 annual meeting. If you elect them, they will hold office until the next annual meeting and their successors are elected and qualified, or until they sooner retire, die or are removed. Cumulative voting is not permitted in the election of directors. Unless you specify otherwise, your returned signed proxy will be voted in favor of each of the nominees. If any of the nominees is unable to serve as a director, your proxy may be voted for another person nominated by the Board to fill that vacancy, or the Board may reduce the number of directors to be elected. The following information concerning each nominee is as of December 5, 2001.

Information Regarding Nominees for Directors

The nominees for directors of the Company are as follows:

Robert R. Amerson. Mr. Amerson, age 51, has been President and Chief Executive Officer of the Company since 1987. Mr. Amerson is also a director, a position he has held since 1988. Mr. Amerson has a Bachelor of Science degree in Business Administration from Atlantic Christian College.

Steven K. Clark. Mr. Clark, age 48, has been Chief Operating Officer since January 2001. He is also Vice President Finance and Chief Financial Officer of the Company, duties he has held since December 15, 1995, and a director of the Company since December 29, 1995. Mr. Clark acted as a consultant to the Company from November 15, 1995 through December 15, 1995. From July 1992 through October 1995, he was the Chief Financial Officer of Daw Technologies, Inc., a specialty cleanroom contractor and major customer of the Company. While Chief Financial Officer of Daw Technologies, Mr. Clark was late in filing a Form 3 amendment and certain Form 4s and Form 5s. He agreed to a cease and desist order with respect to these violations. No violations other than the timeliness of filing those reports were alleged by the Securities and Exchange Commission ("SEC"). Prior to this he was a senior partner of Miller & Clark, an accounting and management services firm. Mr. Clark spent four years with Price Waterhouse, and an additional four years with Arthur Andersen, both accounting firms. He is a Certified Public Accountant, has Bachelor of Arts, magna cum laude, degrees in Accounting and Political Science and a Master of Business Administration, summa cum laude, degree, all from the University of Utah.

Linwood Allen Hahn. Mr. Hahn, age 53, is nominated to be an outside director of the Company, and will serve on both the Compensation and Audit committees. Mr. Hahn has been a director since November 1999. Mr. Hahn has practiced Real Property Law, Estates, Municipal Law and Corporate Law in Greenville, North Carolina for more than 26 years. Mr. Hahn graduated from the University of North Carolina at Chapel Hill with a BA degree in 1970, and from the University of Tennessee College of Law with a JD degree, in 1973. He is currently a member of the North Carolina State Bar Association and the North Carolina Trial Lawyers' Association as well as serving on the advisory boards of several private charitable organizations.

J. Russell Fleming. Mr. Fleming, age 52, is nominated to be an outside director of the Company and will serve on both the Compensation and Audit committees. Mr. Fleming has been a director since November 1999. Mr. Fleming is Owner/President of Cape Point Development Co., Inc., located in Greenville, North Carolina, specializing in land development and commercial/multi-family construction. Mr. Fleming is also Owner/President of New East Management & Realty, Inc., also located in Greenville, North Carolina, which manages residential and commercial rental properties. Mr. Fleming attended East Carolina University prior to obtaining his General Contractor and Real Estate Broker licenses.

Andrew Stallman. Mr. Stallman, age 44, is nominated to be an outside director of the Company and will serve as Chairman of the Audit Committee. Mr. Stallman has been a director since November 2001. Mr. Stallman is a principal of Investment Transactions, LLC, and is an independent investment advisor. Mr. Stallman has also been a portfolio manager for Soros Fund Management and Steinhardt Partners. Mr. Stallman has also been a research analyst for both Lehman Brothers Asset Management and E.F. Hutton. Mr. Stallman has a Bachelor of Arts degree in history, summa cum laude, from the State University of New York in New Paltz, and a Masters in Business Administration and finance from Harvard University.

Vote Required

A plurality of the shares represented at the meeting after a quorum is established is required to elect a director.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
        SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR
        DIRECTOR.


EXECUTIVE OFFICERS

Set forth below is information regarding the current executive officers of the Company (in addition to Messrs. Amerson and Clark) who are not also directors of the Company.

Linda Palmatier. Ms. Palmatier, age 48, has been Vice President of Retail Sales for the Company since October 2000. She is responsible for all marketing and sales efforts directed toward national retail accounts. Prior to that time, Ms. Palmatier was the Company's Director of Procurement, since December 1998. From December 1996 through December 1998, she worked as a designer/sales representative for Com-Net Software Specialist and Signature Electronics. From August 1995 through December 1996, she worked as Director of Merchandising for
J. Bill Circuit, Inc., a contract manufacturer of electronics. She has also worked as director of merchandising for audio products for Circuit City, and has fifteen years of experience with Bell Labs and AT&T Microelectronics in quality control engineering, manufacturing operations management and purchasing. Ms. Palmatier holds a Bachelor of Science degree in business statistics from Virginia Commonwealth University and a Master of Science degree in humanities from the University of Richmond.

Roy Boswell. Mr. Boswell, age 50, has been Vice President of Operations since January 2001. Mr. Boswell oversees all plant and manufacturing operations. From September 1998 to January 2001 he was the General Manager of the Company's plant in Smithfield, North Carolina. From February 1995 through September 1998 he was Chief Executive Officer of Flanders Airpure Products, Inc., a subsidiary of the Company. Previous employment includes Vice President of Operations for Environmental Filter Corporation, a competitor. Mr. Boswell attended North Carolina State University and Johnson Technical College.

John Houmis. Mr. Houmis, age 54, has been Vice President Engineering since December 1998. He has direct responsibility for manufacturing engineering, quality control and production control systems. From May 1998 to December 1998, he was Director of Special Project - Plants for Precisionaire, a wholly owned subsidiary. From 1993 to October 1997, Mr. Houmis was the general manager of Precisionaire's main manufacturing facility in Florida. Mr. Houmis has Bachelor of Science and Master of Science degrees in engineering from the University of South Florida.

Al Longton. Mr. Longton, age 36, has been Vice President Foremarket Sales and Engineering since March 2001. He has direct responsibility for sales and customer requirements for all foremarket products. From January 2000 through March 2001, Mr. Longton was a Regional Sales Manager. From October 1998 through January 2000, Mr. Longton was Product Manager over gas-phase filtration products for the Company. From September 1994 through October 1998, Mr. Longton was Engineering Manager for Flanders Filters, Inc., a subsidiary of the Company. Mr. Longton has a Bachelor of Science, cum laude, degree in mechanical engineering from Northeastern University.

Jeff Holt. Mr. Holt, age 36, has been Vice President Aftermarket Products since January 2001. He has direct responsibility for overseeing sales of filtration products to aftermarket accounts. From March 1997 to January 2001, Mr. Holt was a Regional Sales Manager for the Company. From January 1995 to March 1997, Mr. Holt was National Sales Manager for Flanders Airpure Products, Inc., a subsidiary. Mr. Holt has a Bachelor of Science degree in political science from Appalachian State University.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock, as of December 3, 2001, with respect to
(i) each person known by the Company to own beneficially more than 5% of the common stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers, and (iv) all directors and executive officers of the Company as a group. Beneficial ownership of shares, as determined in accordance with applicable SEC rules, includes shares as to which a person has sole or shared voting power or sole or shared investment power.

                                   Shares of Common        Percentage of
        Name and Address of       Stock Beneficially   Outstanding Shares of
         Beneficial Owner              Owned               Common Stock (1)
       --------------------       ------------------   ---------------------
Robert R. Amerson (2)                  7,914,370                28.23%
  531 Flanders Filters Road
  Washington, NC  27889

Steven K. Clark (2)                    5,170,183                18.44%
  2399 26th Avenue North
  Saint Petersburg, Florida 33713

Linwood Allen Hahn (3)                    57,500                 *

J. Russell Fleming(3)                     75,000                 *

Andrew Stallman(4)                        14,500                 *

Roy Boswell(5)                            65,000                 *

Al Longton(6)                             10,000                 *

Linda Palmatier                            --                    *

Jeff Holt                                  --                    *

John Houmis                                --                    *

Dimensional Fund Advisors Inc.         2,094,700                 8.05%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA  90401

Becker Capital Management, Inc.        1,886,900                 7.25%
  1211 SW 5th Avenue, Suite 2185
  Portland, OR  97204

Franklin Resources, Inc.               1,390,286                 5.34%
  777 Marivers Island Blvd.
  6th Fl.
  San Mateo, CA  94404

Officers and Directors as a Group     13,306,553                44.12%
  (10 persons)(2),(3),(4),(5),(6)


* Represents less than 1% of the total issued and outstanding shares of common stock.

(1) Applicable percentage of ownership is based on 26,033,135 shares of common stock outstanding as of December 3, 2001, together with all applicable options for unissued securities for such shareholders exercisable within 60 days. Shares of common stock subject to options exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) Includes 1,000,000 shares which are subject to an option to purchase such shares from the Company at $2.50 per share and 1,000,000 shares which are subject to an option to purchase such shares from the Company at $7.50 per share.

(3) Includes 50,000 shares which are subject to an option to purchase such shares from the Company at $2.50 per share and 5,000 shares which are subject to an option to purchase such shares from the Company at $1.875 per share.

(4) Shares are owned by Investment Transactions, LLC, of which Mr. Stallman is a principal.

(5) Includes 5,000 shares which are subject to an option to purchase such shares from the Company at $7.125 per share.

(6) Includes 2,500 shares which are subject to an option to purchase such shares from the Company at $7.125 per share, 2,500 shares which are subject to an option to purchase such shares from the Company at $3.938 per share, and 5,000 shares which are subject to an option to purchase such shares from the Company at $2.50 per share.


OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Meetings and Committees

During 2000, the Board of Directors met four times and also executed various resolutions and written actions in lieu of meetings. All directors were in attendance at each of these meetings. The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors, reviews and evaluates the Company's internal audit and control functions, and monitors transactions between the Company and its employees, officers and directors. The Compensation Committee administers the Company's equity incentive plans and designates compensation levels for officers and directors of the Company. The Audit Committee met four times during 2000. The Compensation Committee met two times during 2000.

Currently, the Audit Committee consists of Messrs. Stallman, Clark, Fleming and Hahn, with Mr. Stallman serving as chair. The Compensation Committee consists of Messrs. Fleming, Hahn and Amerson, with Mr. Fleming serving as chair.

Director Compensation

Directors who are Company employees receive no additional or special remuneration for serving as directors. Each non-employee directors is each paid $500 plus out-of-pocket expenses for each meeting of the Board of Directors he attends and, upon meeting certain qualifications, receives an option to purchase 5,000 shares of the Company's common stock at or above the market price of the common stock on the date of the grant on the first day of every year he remains a director. No options were awarded to directors in 2000.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the last three years to the Company's Chief Executive Officer and to each of the Company's other executive officers whose annual salary, bonus and other compensation exceeded $100,000 in 2000.

                                                    Annual Compensation                  Long-Term Compensation
                                            -------------------------------------  -----------------------------------
                                                                                            Awards            Payouts
                                                                                   -------------------------  --------
                                                                                                Securities
                                                                        Other      Restricted   Underlying
                                                                       Annual        Stock       Options/      LTIP
                                                                       Compen-      Award(s)       SARs       Payouts
Name and Principal Position         Year    Salary ($)   Bonus ($)   sation ($)       ($)           (#)         ($)
------------------------------------------  -----------  ----------  ------------  -----------  ------------  --------
Robert R. Amerson                   2000(1)    250,000        -           -              -             -          -
  President and CEO                 1999       254,808        -           -              -       1,000,000(2)     -
                                    1998       250,000        -           -              -             -          -
Steven K. Clark                     2000(1)    250,000        -           -              -             -          -
  Vice President Finance/CFO        1999       250,000        -           -              -       1,000,000(2)     -
                                    1998       250,000        -           -              -             -          -
John Houmis                         2000       100,719        -           -              -             -          -
  Vice President Engineering        1999       106,164        -           -              -             -          -
                                    1998(3)     59,828        -           -              -             -          -

 1 Mr. Amerson and Mr. Clark each had an annual salary of $250,000, plus a possible bonus each year, under their respective Employment Agreements, as amended. Subsequent to year end, these salaries were reduced by ten percent, to $225,000 per year. See "Employment Agreements."

 2 Messrs. Amerson and Clark each had options to purchase 1,000,000 shares at $2.50 per share whose expiration date was extended, on December 22, 1999, from February 22, 2001 to February 22, 2006. This extension resulted in the establishment of a new measurement date for the value of the options for financial statement reporting purposes. On the date of grant, the closing market price for the Company's stock was equal to or above the options' strike price.

 3  Mr. Houmis' compensation for 1998 reflects seven months' salary.


Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table sets forth the aggregate number and value of stock options and SAR's exercised during the last year by the Company's Chief Executive Officer and by each of the Company's other executive officers whose annual salary, bonus and other compensation exceed $100,000.

                                                      Number of Securities
                          Shares                     Underlying Unexercised      Value of Unexercised
                         Acquired                    Options/SARs at Fiscal     In-the-Money Options/
                            On          Value             Year-End (#)         SARs at Fiscal Year-End
          Name         Exercise (#)  Realized ($)  Exercisable/Unexercisable  Exercisable/Unexercisable
---------------------  ------------  ------------  -------------------------  -------------------------
Robert  R. Amerson       1,150,000    $  431,250      2,000,000 /    -                -    /    -
Steven K. Clark          1,150,000    $  431,250      2,000,000 /    -                -    /    -
John Houmis                  -             -                  - /    -                -    /    -



Employment Agreements

Messrs. Amerson and Clark have employment agreements effective as of December 15, 1995 ("Employment Agreements"). The Employment Agreements, as amended, provide for an annual base salary of $250,000 for both Mr. Amerson and Mr. Clark and terminate in 2010. The Employment Agreements also provide that the executive shall be entitled to the following termination payments: (i) 100% of his current base salary if the employment is terminated as a result of his death or disability; (ii) up to 200% of his current base salary if the employment is terminated by the

Company for any reason other than death, disability or for cause, or (iii) up to 250% of the executive's gross salary and bonus during the year preceding his termination if the Employment Agreement is terminated by the executive for good reason or by the Company for any reason other than death, disability or cause and the termination occurs within two years after a change of control of the Company has occurred. In conjunction with the Company's 2001 overall 10% wage reduction, Messrs. Amerson and Clark have voluntarily reduced their salaries by 10%, with restoration to prior levels dependent upon the Company meeting certain profitability targets.


Long-Term Incentive Plan

In 1996, the Company adopted the Long-Term Incentive Plan ("LTI Plan") to assist the Company in securing and retaining key employees and consultants. The LTI Plan authorizes grants of incentive stock options, nonqualified stock options, stock appreciation rights ("SARs"), performance shares, restricted stock awards, dividend equivalents or other stock-based awards to individuals who are officers, key employees or outside consultants of the Company. There are 1,979,280 shares of common stock reserved for award under the LTI Plan.

The Plan is administered by the Compensation Committee. The Compensation Committee determines the total number and type of award granted in any year, the number and selection of employees or consultants to receive awards, the number and type of awards granted to each grantee and the other terms and provisions of the awards, subject to the limitations set forth in the LTI Plan.

Stock Option Grants. The Compensation Committee has the authority to select individuals who are to receive options under the LTI Plan and to specify the terms and conditions of each option so granted (incentive or nonqualified), the exercise price (which must be at least equal to the fair market value of the common stock on the date of grant with respect to incentive stock options), the vesting provisions and the option term. Unless otherwise provided by the Compensation Committee, any option granted under the LTI Plan expires the earlier of (1) ten years from the date of grant; (2) two months after the optionee's termination of service with the Company for any reason other than death; or (3) 15 months after the optionee's death. As of December 3, 2001, there were 688,300 options outstanding under the LTI Plan.

Stock Appreciation Rights. The Compensation Committee may grant SARs separately or in tandem with a stock option award. A SAR is an incentive award that permits the holder to receive (per share covered thereby) an amount equal to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the fair market value of such share on the date the SAR was granted. Under the LTI Plan, the Company may pay such amount in cash, in common stock or a combination of both. Unless otherwise provided by the Compensation Committee at the time of grant, the provisions of the LTI Plan relating to the termination of employment of a holder of a stock option will apply equally, to the extent applicable, to the holder of a SAR. A SAR granted in tandem with a related option will generally have the same terms and provisions as the related option with respect to exercisability. A SAR granted separately will have such terms as the Compensation Committee may determine, subject to the provisions of the LTI Plan. As of December 3, 2001, no SARs were outstanding under the LTI Plan.

Performance Shares. The Compensation Committee is authorized under the LTI Plan to grant performance shares to selected employees. Performance shares are rights granted to employees to receive cash, stock, or other property, the payment of which is contingent upon achieving certain performance goals established by the Compensation Committee. As of December 3, 2001, no performance shares were outstanding under the LTI Plan.

Restricted Stock Awards. The Compensation Committee is authorized under the LTI Plan to issue shares of restricted common stock to eligible participants on such terms and conditions and subject to such restrictions, if any, as the Compensation Committee may determine. As of December 3, 2001, no restricted stock awards were outstanding under the LTI Plan.

Dividend Equivalents. The Compensation Committee may also grant dividend equivalent rights to participants subject to such terms and conditions as may be selected by the Compensation Committee. Dividend equivalent rights entitle the holder to receive payments equal to dividends with respect to all or a portion of the number of shares of stock subject to an option award or SARs, as determined by the Committee. As of December 3, 2001, no dividend equivalents were outstanding under the LTI Plan.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

The Compensation Committee of the Board of Directors is composed of two independent directors, Messrs. Fleming and Hahn, who have no "interlocking relationships" (as defined by the SEC) and the Chief Executive Officer, Mr. Amerson, who recuses himself from votes and discussions on his own compensation.

We are engaged in highly competitive businesses and compete nationally for personnel at the executive and technical staff level. Outstanding candidates are aggressively recruited, often at premium salaries. Highly qualified employees are essential to our success. We are committed to providing competitive compensation that helps attract, retain, and motivate the highly skilled people we require. We strongly believe that a considerable portion of the compensation for the Chief Executive Officer and other top executives must be tied to the achievement of business objectives, completing acquisitions, and to business unit and overall financial performance, both current and long-term.

Executive Compensation

Our executive compensation program is administered by the Compensation Committee. The role of the Compensation Committee is to review and approve salaries and other compensation of the executive officers of the Company, to administer the Long-Term Incentive Plan, and to review and approve stock option grants to all employees including the executive officers of the Company.

General Compensation Philosophy

Our compensation philosophy is that total cash compensation should vary with the performance of the Company and any long-term incentive should be closely aligned with the interest of the stockholders. Total cash compensation for the executive officers consists of the following components:

    o   Base salary
    o An executive officer bonus that is related to growth in sales and operating earnings of the Company.

Long-term incentives are realized through the granting of stock options to executives and key employees through the LTI Plan. We have also granted certain non-qualified options to our executive officers. We have no other long- term incentive plans for our officers and employees.

Base Salary and Executive Officer Bonus Target

Current base salaries for the executive officers were determined by arms' length negotiations with the Board of Directors. Messrs. Clark and Amerson have employment contracts with the Company which set base salaries and allow for bonus targets and levels to be set at the sole discretion of this committee. During 1999 and 2000, none of the executive officers reached their bonus targets, and hence no bonuses were awarded to executive officers in 2000, nor will bonuses be awarded in 2001 for performance in 2000.

Chief Executive Officer Compensation

The current base salary for the Chief Executive Officer of $250,000 is set according to his employment contract, which also includes provision for annual bonuses at the sole discretion of this committee. No bonuses were awarded to the Chief Executive Officer in 2000, and none were accrued based upon 2000 performance.

Stock Options

Stock options are granted to aid in the retention of executive and key employees and to align the interests of executive and key employees with those of the stockholders. The level of stock options granted (i.e., the number of shares subject to each stock option grant) is based on the employee's ability to impact future corporate results. An employee's ability to impact future corporate results depends on the level and amount of job responsibility of the individual. Therefore, the level of stock options granted is proportional to the Compensation Committee's evaluation of each employee's job responsibility. For example, Robert R. Amerson, as the Chief Executive Officer, and Steven K. Clark, as Chief Operating Officer, have the highest levels of responsibility and would typically be awarded the highest level of stock options. Stock options are granted at a price not less than the fair market value on the date granted.



                                        Respectfully submitted,

                                        COMPENSATION COMMITTEE:

                                        Linwood Allen Hahn    J. Russell Fleming
                                        Robert R. Amerson

COMPARATIVE STOCK PERFORMANCE GRAPH

The following graph1 shows a comparison of cumulative total returns for the Company, the NASDAQ Stock Market -- U.S. Index and the NASDAQ NM Industrial Index during the period commencing December 31, 1996 and ending September 30, 2001. The comparison assumes $100 was invested on December 31, 1996 in the Company's common stock with the reinvestment of all dividends, if any. Total shareholder returns for prior periods are not an indication of future returns.

[graphic omitted]


REPORT OF THE AUDIT COMMITTEE

General

The Audit Committee of the Board of Directors is composed of three independent directors who have no "interlocking relationships" as defined by the Commission, Messrs. Stallman, Fleming and Hahn, and the Chief Financial Officer, Mr. Clark.

The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors, reviews and evaluates the Company's internal audit and control functions, and monitors transactions between the Company and its employees, officers and directors.

Audit Committee Charter

During 2000, the Audit Committee recommended the approval of a formal Charter, which expanded the Audit Committee's primary duties and responsibilities to include:

    o Serve as an independent and objective party to monitor the Company's financial reporting processes and internal control systems.

    o Review and appraise the audit efforts of the Company's independent accountants and internal finance department.

    o Provide an open avenue of communication between the independent accountants, financial and senior management, the internal finance department, and the Board of Directors.

    o Review quarterly and annual financial statements submitted to the Securities and Exchange Commission, or the public, including any certification, opinion or review rendered by the Company's independent accountants.


Review of Annual Results

The Audit Committee reviewed and discussed the Company's financial statements for the year ended December 31, 2000, with the Company's management. The Audit Committee also discussed the statements with the Company's independent auditors, both with members of management present and independently. In particular, the Audit Committee discussed with the independent auditors the matters required by SAS 61.

It is not the responsibility of the Audit Committee to render an opinion regarding the Company's financial statements, but to monitor the Company's internal controls and reporting processes, as well as the Company's relationship with its internal auditors.

The Audit Committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountant the independent accountant's independence.

Based on its review and the discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's Consolidated Financial Statements for the years ended December 31, 2000, 1999 and 1998 be included in the Company's Annual Report on Form 10-K for 2000.

                                Respectfully submitted,


                                Linwood Allen Hahn        J. Russell Fleming
                                Steven K. Clark


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At December 3, 2001, Steven K. Clark owed the Company $3,782,007 of principal and $526,531 of accrued interest which he previously borrowed to settle claims, to make certain payments under an indemnity agreement he entered into with the Company, to exercise options and to purchase certain shares from Thomas T. Allan, a former officer and director. On April 24, 1999, the Board of Directors agreed to consolidate several then existing notes from Mr. Clark and refinance Mr. Clark's debts to the Company, whereby Mr. Clark issued a note to the Company in the amount of $2,569,871 with interest accruing at the rate of LIBOR plus 1%, payable in full on December 31, 2010 or upon demand by the Company. On November 15, 2000, the Board of Directors agreed to finance the exercise of Mr. Clark's options, whereby Mr. Clark issued a note to the Company in the amount of $1,150,000 with interest accruing at the rate of LIBOR plus 1%, payable in full on December 31, 2010 or upon demand by the Company.

At December 3, 2001, Robert R. Amerson owed the Company $1,617,938 of principal and $282,067 of accrued interest which he previously borrowed to settle claims, to make certain payments under an indemnity agreement he entered into with the Company, to purchase certain shares from Thomas T. Allan, a former officer and director of the Company, and for other unspecified reasons. On April 24, 1999, the Board of Directors agreed to consolidate several then existing notes and refinance Mr. Amerson's debt to the Company, whereby Mr. Amerson issued a note to the Company in the amount of $1,555,802 with interest accruing at the rate of LIBOR plus 1%, payable in full on December 31, 2010 or upon demand by the Company, and canceled all of the other above- described notes. On April 21, 2000, the Board of Directors agreed to loan Mr. Amerson an additional $400,000 with interest accruing at the rate of LIBOR plus 1%, payable in full on December 31, 2010 or upon demand by the Company.

The Company made payments totaling $316,391 and $1,381 in 2000 and 1999, respectively, to two vendors: Superior Die-Cutting, a supplier of raw materials; and Wal-Pat II, a real estate partnership; each of which were partially owned by Robert R. Amerson and Steven K. Clark (twenty-five percent each) at December 31, 2000. At December 31, 2000, the Company owed a total of $76,994 and $11,757, respectively, to these vendors, which amounts are included in trade accounts payable.

COMPLIANCE WITH SECTION 16(A) OF THE 1934 ACT

Section 16(a) of the 1934 Act requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all
Section 16(a) reports they file.

Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended December 31, 2000 with all Section 16(a) filing requirements applicable to the Company's officers, directors, and greater than ten-percent beneficial owners.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

If you wish to submit proposals to be included in the Company's 2002 proxy statement, we must receive them on or before Friday, July 5, 2002. Please address your proposals to Corporate Secretary, Flanders Corporation, 531 Flanders Filters Road, Washington, North Carolina 27789.

Under the Company's bylaws, if you wish to raise a matter before the shareholders at the 2002 annual meeting:

    o You must notify the Secretary in writing by not later than September 5, 2002 but not prior to August 6, 2002.

    o Your notice must contain the specific information required by the Company's bylaws.

Please note that these requirements relate only to matters you wish to bring before your fellow shareholders at the annual meeting. They are separate from the SEC's requirements to have your proposal included in the proxy statement.

METHOD OF PROXY SOLICITATION

The Company is soliciting this proxy on behalf of its Board of Directors. The Company will pay the costs of soliciting the proxies. These costs will include the expenses of preparing and mailing the proxy materials for the annual meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding the proxy materials. Directors, officers and regularly engaged employees of the Company may also solicit proxies without additional compensation therefor.

A list of shareholders entitled to vote will be available for examination at the meeting by any shareholder for any purpose germane to the meeting. The list will also be available on the same basis for ten days prior to the meeting at our corporate headquarters, 2399 26th Avenue North, Saint Petersburg, Florida 33713.

ANNUAL REPORTS ON FORM 10-K

The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 has been enclosed with this proxy statement. The Form 10-K includes a list of exhibits on page 35. The Company will furnish copies of any of the exhibits to its 2000 Annual Report on Form 10-K upon the request of any shareholder, upon the payment of $25 to the Company in reimbursement for the Company's reasonable expenses of furnishing the exhibit. Requests should be directed to Debra Hill at
(252) 946-8081.

                                        Debra E. Hill
                                        Corporate Secretary

Washington, North Carolina
December 5, 2001

                                                                        PROXY
                            FLANDERS CORPORATION
                        PROXY SOLICITED ON BEHALF OF
                       THE BOARD OF DIRECTORS FOR THE
                     ANNUAL MEETING OF THE SHAREHOLDERS


This Proxy is solicited on behalf of the Board of Directors which recommends a vote for all nominees.

The undersigned hereby appoints Robert R. Amerson and Steven K. Clark, and each of them, proxies to represent the undersigned with full power of substitution at the Annual Shareholders Meeting of Flanders Corporation, to be held on December 28, 2001, at 10:00 a.m. local time at 2399 26th Avenue North, Saint Petersburg, Florida 33713 and at any and all postponements or adjournments thereof.

                         UNLESS OTHERWISE INDICATED
          THIS PROXY WILL BE VOTED FOR EACH PROPOSAL SET FORTH BELOW

1. ELECTION OF DIRECTORS. This proxy will be voted FOR each of the nominees identified in the proxy statement at the Annual Meeting of Shareholders unless authority to vote for one or more nominees is expressly withheld. To withhold authority for one or more individual nominees, cross out the name or names of such persons.

        [ ] FOR all nominees

        [ ] WITHHOLD AUTHORITY FOR CERTAIN NOMINEES. If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below (shares will be voted for nominees whose names are not stricken):

                    Robert R. Amerson       Steven K. Clark
                    Linwood Allen Hahn      J. Russell Fleming
                    Andrew Stallman

        [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES

2. OTHER MATTERS: Unless a line is stricken through this sentence, the proxies herein named may in their discretion vote the shares represented by this Proxy upon such other matters as may properly come before the Annual Meeting.

The shares represented by this Proxy will be voted in the manner directed herein only if this Proxy is properly executed and timely returned. If the undersigned does not specify a choice, the shares will be voted FOR the nominees for director listed hereon, and in the discretion of the proxies for other matters which may properly come before the meeting.

Dated ____________, 2001.         ______________________________________________

                                  ______________________________________________
                                  Signature of Shareholder(s)
                                  Note: Signature should agree with the name on stock certificates as printed thereon. Executors, administrators and other fiduciaries should indicate the capacity in which they are signing

[ ] I plan to personally attend the Annual Meeting of the Shareholders



      PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
                                  THANK YOU.